CUSIP No.	[None]	13 G	Page	10	of	10
Exhibit 99.1
AGREEMENT
     Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.
     EXECUTED this 27th day of June, 2007.

LACUNA HEDGE FUND LLLP
By: Lacuna Hedge GP LLLP, its general partner
By: Lacuna, LLC, its general partner

/s/ J. K. Hullett

J.K. Hullett, Member

LACUNA HEDGE GP LLLP
By: Lacuna, LLC, its general partner

/s/ J. K. Hullett

J.K. Hullett, Member

LACUNA, LLC

/s/ J. K. Hullett

J.K. Hullett, Member